UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2017

CARDAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-181719	45-4484428
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2800 Woodlawn Drive, Suite 129, Honolulu, Hawaii 96822

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (808) 457-1400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Cardax, Inc. (the “Company”) sold securities under separate subscription agreements (each, a “Subscription Agreement”), by and between the Company and investors (each a “Purchaser” and collectively, the “Purchasers”) pursuant to which the Company issued and sold to the Purchasers units (each a “Unit” and collectively the “Units”) consisting of shares of the Company’s common stock (“Common Stock”) and warrants to purchase shares of Common Stock.

The Company last reported sales of its securities in its Quarterly Report on Form 10-Q filed August 11, 2017. From August 12, 2017 through August 22, 2017, the Company sold 7,896,961 Units for an aggregate purchase price of $947,635, and from August 23, 2017 through August 28, 2017, the Company sold 2,041,665 Units for an aggregate purchase price of $245,000. In addition, the Company has received aggregate subscriptions for Units of approximately $1,550,000, which it expects to be funded by September 30, 2017. Each Unit consists of: (i) one (1) share of Common Stock, and (ii) a five-year warrant to purchase one (1) share of Common Stock at $0.12.

No placement agent or broker dealer was used or participated in any offering or sale of the Units.

The foregoing summary of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which was filed with the Company’s Annual Report on Form 10-K on March 31, 2017.

The securities were issued in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder.

The Company is no longer accepting subscriptions for the Units. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation to purchase, any of our securities.

ITEM 7.01 REGULATION FD DISCLOSURE.

Cardax, Inc. (the “Company”) announced today the receipt of investments.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in Exhibit 99.1 hereto are deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

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Safe Harbor

This release may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of our company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation, the risks discussed from time to time in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1(1)	Form of Subscription Agreement
99.1	Press Release dated August 28, 2017 (furnished herewith)

(1)	Filed as an exhibit to the Annual Report on Form 10-K of the Company filed March 31, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2017

CARDAX, INC.

By:	/s/ David G. Watumull
David G. Watumull Chief Executive Officer and President

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